Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST
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Ramco-Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
(248) 350-9900
FAX: (248) 350-9925
NYSE: RPT

Contact:	Dennis Gershenson, President & CEO	FOR IMMEDIATE RELEASE
or Richard Smith, CFO
PHONE:	(248) 350-9900
FAX:	(248) 350-9925

Ramco-Gershenson Properties Trust Reports Results for Third Quarter 2004

Company sells minority equity interest in Fountain Walk shopping center, recognizes impairment loss

Financial Results:

•	FFO available to common shareholders of $0.34 per share, after impairment charge of $0.24 per share

•	FFO available to common shareholders of $6.9 million

•	Total revenues of $34.0 million

•	Income from continuing operations of $1.3 million

•	Diluted EPS from continuing operations of $(0.02)

•	$0.42 per common share regular quarterly dividend paid October 1, 2004

Operating Highlights:

•	Acquired four shopping centers with a total GLA of 986,000 square feet in Georgia and Florida

•	Gaines Marketplace development wall raising celebrated with Meijer, Inc. for a 210,400 square foot superstore

•	Jo Ann Fabrics expanding to superstore of 35,300 square feet at New Towne Plaza in Canton, Michigan

•	Goody’s department store lease signed for 25,200 square feet in former Wal-Mart space at Indian Hills shopping center in Calhoun, Georgia

•	Reached milestone of over $1.0 billion in total assets

•	Debt to Market Capitalization Ratio of 49.6%

FARMINGTON HILLS, Mich., October 20, 2004 — Ramco-Gershenson Properties Trust (NYSE:RPT) announced today results for the third quarter and nine months ended September 30, 2004.

Financial Results

The Company’s Funds from Operations (FFO) available to common shareholders for the three and nine months ended September 30, 2004 was $0.34 and $1.47 per share, respectively. FFO and earnings from continuing operations were negatively impacted by a $0.24 per share one-time impairment loss charge related to the sale of the Company’s minority equity interest in the Fountain Walk shopping center. With the exception of this one-time charge, FFO per share tracked expectations at $0.58 for the quarter.

Taking into consideration the one-time charge for the three months ended September 30, 2004, FFO available to common shareholders decreased 31.6% or $3,166,000 to a total of $6,864,000

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compared with $10,030,000 for the three months ended September 30, 2003. Total revenues increased 23.6% or $6,497,000 to a total of $34,018,000, compared with $27,521,000 in 2003. Income from continuing operations decreased $2,492,000 to a total of $1,307,000, compared with $3,799,000 in 2003. On a diluted earnings per share basis, income from continuing operations decreased from $0.22 in 2003 to $(0.02) in 2004.

For the nine months ended September 30, 2004, FFO available to common shareholders increased 20.9% or $5,050,000 to a total of $29,263,000 compared with $24,213,000 for the nine months ended September 30, 2003. Total revenues increased 20.7% or $16,338,000, to a total of $95,453,000, compared with $79,115,000 in 2003. Income from continuing operations increased $3,080,000, to a total of $9,395,000, compared with $6,315,000 in 2003. On a diluted earnings per share basis, income from continuing operations increased from $0.34 in 2003 to $0.37 in 2004.

“I am pleased to report that our Company is making significant progress in all three of its core disciplines; acquisitions, development and asset management. During the quarter the Company acquired four grocery-anchored shopping centers that are excellent additions to our portfolio, we celebrated the pad turnover for the Meijer store at our Gaines Marketplace joint venture development and to date have seven shopping centers under redevelopment” said Dennis Gershenson, President and Chief Executive Officer of Ramco-Gershenson Properties Trust. “Unfortunately, our FFO numbers for the quarter do not reflect our accomplishments for the better part of the year, due to the recognition of an impairment loss for the Fountain Walk shopping center as the result of the sale of our equity interest. We understand that it is absolutely critical that we demonstrate positive, sustainable FFO growth and feel that the numbers for the third quarter do not reflect our successes this year and our plans for future growth.”

Operating Highlights

Acquisitions

During the quarter the Company acquired four grocery anchored community shopping centers in Georgia and Florida with a total aggregate value of $163.1 million and a total of 986,000 square feet. All four centers are located in close proximity to shopping centers currently owned by the Company. The acquisitions include:

•	Plaza at Delray in Delray Beach, Florida, a 331,516 square foot community center located on the northwest corner of Federal Highway (US Highway 1) and Linton Boulevard. The center is anchored by a 39,000 square foot Publix Supermarket, a 32,000 square foot Linens ‘N Things, a 27,000 square foot Marshalls, a 55,000 square foot Regal Cinemas and a 20,000 square foot Books-A-Million. Four outlots were also included in the purchase.

•	Mission Bay Plaza in Boca Raton, Florida, a 272,865 square foot community shopping center located on the northwest corner of US Highway 441 (State Road 7) and Glades Road. The center is anchored by a 64,000 square foot Albertsons Supermarket, a 42,000 square foot Toys ‘R’ Us, a 32,000 square foot L.A. Fitness and a 22,000 square foot OfficeMax. Three outlots were also included in the purchase.

•	Promenade at Pleasant Hill in Duluth, Georgia, a suburb of Atlanta, is a 294,427 square foot community center located on the southwest corner of Pleasant Hill Road and Club Drive. In addition to a 66,000 square foot Publix Supermarket, the center is anchored by Old Time Pottery in 114,000 square feet.

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•	The Center at Woodstock in Woodstock, Georgia, a suburb of Atlanta is an 86,748 square foot community shopping center located on the northeast corner of Trickum Road and Highway 92. Publix Supermarket anchors the center in 51,000 square feet.

Proceeds from the Company’s convertible preferred stock offering completed in the second quarter of this year as well as borrowings under the Company’s existing credit facilities, were utilized for these acquisitions.

Development

In September, the Company celebrated a wall raising for the Gaines Marketplace unconsolidated joint venture development in Gaines Township, Michigan (a suburb of Grand Rapids). The wall raising was celebrated with Meijer, Inc. to commemorate the pad turnover for their 210,400 square foot store. Target is currently under construction as well in 123,800 square feet. Tenant interest in the development continues to be strong. Subsequent to the quarter end, the Company entered into a lease with Staples for a 20,388 square foot store and with Logan’s Roadhouse for a 8,100 square foot restaurant to occupy one of the outlots.

Asset Management

At quarter end, the Company had 7 shopping centers under redevelopment at a total project cost of approximately $22.2 million. During the quarter the Company commenced the expansion of a traditional JoAnn Fabrics store from 16,200 square feet at its New Towne Plaza shopping center in Canton, Michigan to a 35,300 square foot JoAnn superstore. The Company also signed a lease for a 25,200 square foot Goody’s department store to occupy the balance of the Wal-Mart space at its Indian Hills shopping center in Calhoun, Georgia. The rest of the Wal-Mart space is leased to Tractor Supply, which is currently open and operating.

Leasing/Same Center Operating Results

At September 30, 2004, the average annualized base rent per occupied square foot was $8.64 for anchors and non-anchors combined. In the third quarter, the Company opened 17 new non-anchor stores, at an average base rent of $11.01 per square foot. The Company also renewed 11 non-anchor leases at a renewal rate of $11.89 per square foot, which represents an average increase of 8.0% over prior rental rates. Same center net operating income increased 4.3% and 11.2% for the quarter and nine months end, respectively. At quarter end, the portfolio was 92.9% leased.

Financing Activities, Market Capitalization and Debt

As a result of the acquisitions made during the quarter, the company assumed four mortgages in the amount of $103.3 million, with a weighted average interest rate of 5.5%. Total capitalization as of September 30, 2004 was approximately $1.2 billion. Total debt for the quarter was $608.6 million with an average interest rate of 6.3% and an average maturity of 52 months. Debt to market capitalization at the end of the quarter was 49.6%.

Dividend

On October 1, 2004, the Company paid a third quarter cash dividend of $0.42 per share common share, a third quarter cash dividend of $0.5938 per Series B cumulative redeemable preferred share and a third quarter cash dividend of $0.5664375 per Series C cumulative convertible preferred share to its shareholders of record on September 20, 2004, for the period of July 1, 2004, through September 30, 2004.

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Guidance and Conference Call Information

Due to the impairment loss taken this quarter, the Company is revising its FFO available to common shareholders and earnings per diluted common share estimates for 2004 to be between $2.06 and $2.10 and $0.53 and $0.54, respectively.

RPT will host a live broadcast of its 3rd Quarter conference call on October 21, 2004 at 9:00 a.m. eastern time, to discuss its financial results and 2004 guidance. The live broadcast will be available online at www.rgpt.com and www.streetevents.com and also by telephone at (800) 539-5010 (no pass code needed). A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (800) 642-1687, pass code 1310922 (for one week).

Ramco-Gershenson Properties Trust has a portfolio of 70 shopping centers totaling approximately 15.0 million square feet of gross leasable area, consisting of 69 community centers and one enclosed regional mall. The Company’s centers are located in Michigan, Ohio, Indiana, Wisconsin, New Jersey, Maryland, Virginia, North Carolina, South Carolina, Tennessee, Georgia, Alabama and Florida. Headquartered in Farmington Hills, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.

This press release contains forward-looking statements with respect to the operation of certain of the Trust’s properties. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this document are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Trust’s properties are located, the performance of the Trust’s tenants at the Trust’s properties and elsewhere, and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
Revenues
Minimum rents	$22,945	$18,479	$66,088	$53,599
Percentage rents	298	213	781	969
Recoveries from tenants	8,345	6,832	24,805	21,158
Fees and management income	1,486	604	2,099	1,278
Other income	944	1,393	1,680	2,111

Total revenues	34,018	27,521	95,453	79,115

Expenses
Real estate taxes	4,276	3,455	12,115	10,120
Recoverable operating expenses	4,695	4,019	14,009	12,228
Depreciation and amortization	7,146	5,740	20,036	16,404
Other operating	342	325	1,106	3,979
General and administrative	3,287	2,154	8,399	6,530
Interest expense	8,506	7,409	24,302	21,867

Total expenses	28,252	23,102	79,967	71,128

Operating income	5,766	4,419	15,486	7,987
Impairment of investment in joint venture	(4,775)	—	(4,775)	—
Earnings from unconsolidated entities	54	64	141	204

Income from continuing operations before gain (loss) on sale of real estate assets and minority interest	1,045	4,483	10,852	8,191
Gain (loss) on sale of real estate assets	515	91	231	(436)
Minority interest	(253)	(775)	(1,688)	(1,440)

Income from continuing operations	1,307	3,799	9,395	6,315
Income from discontinued operations, net of minority interest	—	47	15	164

Net income	1,307	3,846	9,410	6,479
Preferred stock dividends	(1,664)	(594)	(3,150)	(1,782)

Net income (loss) available to common shareholders	$(357)	$3,252	$6,260	$4,697

Basic earnings per share:
Income (Loss) from continuing operations	$(0.02)	$0.22	$0.37	$0.34
Income from discontinued operations	—	—	—	0.02

Net income (loss) available to common shareholders	$(0.02)	$0.22	$0.37	$0.36

Diluted earnings per share:
Income (Loss) from continuing operations	$(0.02)	$0.22	$0.37	$0.34
Income from discontinued operations	—	—	—	0.01

Net income (loss) available to common shareholders	$(0.02)	$0.22	$0.37	$0.35

Basic weighted average shares outstanding	16,822	14,470	16,814	13,155

Diluted weighted average shares outstanding	17,026	14,670	17,019	13,330

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Ramco-Gershenson Properties Trust
Calculation of Funds from Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net income	$(357)	$3,252	$6,260	$4,697
Add:
Depreciation and amortization expense	6,906	5,744	19,848	16,424
Loss on sale of depreciable property	62	250	1,465	1,617
Minority interest in partnership:
Continuing operations	253	775	1,688	1,440
Discontinued operations	—	9	2	35

Funds from operations available to common shareholders (1)	$6,864	$10,030	$29,263	$24,213

Weighted average equivalent shares outstanding (2)
Basic	19,751	17,399	19,743	16,085

Diluted	19,956	17,599	19,949	16,260

Supplemental disclosure:
Straight-line rental income	$476	$330	$1,628	$1,367

(1)	Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

(2)	Basic weighted average shares outstanding represents the weighted average total shares outstanding, which includes common shares and assumes the redemption of all Operating Partnership Units for common shares. Diluted weighted average shares outstanding represents the basic weighted average common shares outstanding and the dilutive impact of in-the-money stock options.

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2004	2003
Assets
Investment in real estate, net	$935,688	$736,753
Cash and cash equivalents	17,188	19,883
Accounts receivable, net	29,438	30,578
Equity investments in unconsolidated entities	2,786	9,091
Other assets, net	39,254	30,674

Total Assets	$1,024,354	$826,979

Liabilities and Shareholders’ Equity
Mortgages and notes payable	$608,608	$454,358
Distributions payable	9,959	10,486
Accounts payable and accrued expenses	30,932	23,463

Total Liabilities	649,499	488,307

Minority Interest	40,946	42,978
Shareholders’ Equity
Preferred Shares of Beneficial Interest, par value $.01, 10,000 shares authorized:
9.5% Series B Cumulative Redeemable Preferred Shares; 1,000 issued and outstanding, liquidation value of $25,000	23,804	23,804
7.95% Series C Cumulative Convertible Preferred Shares; 1,889 issued and outstanding in 2004, none in 2003, liquidation value of $53,837	51,771	—
Common Shares of Beneficial Interest, par value $.01, 30,000 shares authorized; 16,822 and 16,795 issued and outstanding, respectively	168	167
Additional paid-in capital	342,595	342,127
Accumulated other comprehensive loss	(188)	(1,098)
Cumulative distributions in excess of net income	(84,241)	(69,306)

Total Shareholders’ Equity	333,909	295,694

Total Liabilities and Shareholders’ Equity	$1,024,354	$826,979

For further information on Ramco-Gershenson Properties Trust visit the Company’s
Website at www.rgpt.com.

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